Exhibit 10.1(b)
June 1, 2010
SandRidge Capital, L.P.
1300 Post Oak Blvd., Suite 325
Houston, Texas 77056
Attention: Mr. Andrew M. Rowe
          Re: Management Agreement Renewals
Dear Mr. Rowe:
We are writing with respect to your management agreements concerning the commodity pools to which reference is made below (the “Management Agreements”). We are extending the term of the Management Agreements through June 30, 2011 and all other provisions of the Management Agreements will remain unchanged.
•	Bristol Energy Fund L.P.

•	CMF SandRidge Master Fund L.P.

•	Bohdan Mysko

•	CMF SandRidge Feeder (Cayman) Ltd.

•	UDC International

•	Energy Advisors Portfolio L.P.

•	Diversified 2000 Futures Fund L.P.

•	Tactical Diversified Futures fund L.P.

•	Diversified Multi-Advisor Futures Fund L.P.

•	Diversified Multi-Advisor Futures Fund L.P. II
Please acknowledge receipt of this modification by signing one copy of this letter and returning it to the attention of Ms. Jennifer Magro at the address above or fax to 212-793-1986. If you have any questions I can be reached at 212-559-5046.
Very truly yours,
CERES MANAGED FUTURES LLC

By:	/s/ Jennifer Magro
Jennifer Magro
Chief Financial Officer & Director

SANDRIDGE CAPITAL, L.P.

By:	/s/ Andrew M. Rowe

Print Name:	Andrew M. Rowe

JM/sr